EXHIBIT 3.2
                                     BYLAWS
                                       OF
                                  CENTIV, INC.


                                   ARTICLE I.

                                     Offices

     Section 1. The registered office of Centiv, Inc. (the "Corporation") shall be in Wilmington, New Castle County, Delaware.

     Section 2. The Corporation shall have its principal office at 998 Forest Edge Drive, Vernon Hills, Illinois, and it may also have offices at such other places as the board of directors may from time to time determine.

                                   ARTICLE II.

                                  Stockholders

     Section  1.     Annual Meeting.  The annual meeting of stockholders for the
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election  of  directors  and  for  the transaction of such other business as may properly come before the meeting shall be held on such date as the board of directors shall fix each year. At an annual meeting of stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be (a) specified in the notice of meeting, or any supplement thereto, given by or at the direction of the board of directors, (b) otherwise properly brought before the meeting by or at the direction of the board of directors, or (c) otherwise properly brought before the meeting by a stockholder. For business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the secretary of the Corporation not later than one hundred and twenty (120) days nor earlier than one hundred and fifty (150) days prior to the anniversary date of the immediately preceding annual meeting. A stockholder's notice to the secretary of the Corporation shall set forth as to each matter the stockholder proposes to bring before the annual meeting (a) a brief description of the business desired to be brought before the annual meeting, (b) the name and address, as they appear on the Corporation's stockholder records, of the stockholder proposing such business,
(c) the class and number of shares of the Corporation that are beneficially owned by the stockholder, and (d) any material interest of the stockholder in such business. Irrespective of anything in these bylaws to the contrary, no business shall be conducted at an annual meeting except in accordance with the procedures set forth in this Section 1. The presiding officer of an annual meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Section 1, and if it is so determined, shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

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     Section  2.     Special Meetings.  Special meetings of the stockholders may
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be called only by the chairman, the president or the board of directors pursuant to  a  resolution  approved  by  a  majority  of  the entire board of directors.

     Section  3.     Stockholder  Action;  How  Taken.  Any  action  required or
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permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of such holders and may not be effected by any consent in writing by such holders.

     Section  4.     Place of Meeting.  The board of directors may designate any
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place, either within or without Delaware, as the place of meeting for any annual or special meeting. In the absence of any such designation, the place of meeting shall be the principal office of the Corporation designated in Section 2 of Article I of these bylaws.

     Section  5.     Notice  of Meetings.  Written or printed notice stating the
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place,  day  and  hour  of  the  meeting  and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten nor more than sixty days before the date of the meeting, or in the case of a merger or consolidation, not less than twenty nor more than fifty days before the date of the meeting, either personally or by mail, by or at the direction of the chairman or the president, or the secretary, or the officer or persons calling the meeting, to each stockholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mails in a sealed envelope addressed to the stockholder at his address as it appears on the records of the Corporation with postage thereon prepaid.

     Section  6.     Record  Date.  For  the  purpose  of  determining  (a)
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stockholders entitled to notice of or to vote at any meeting of stockholders, or
(b) stockholders entitled to receive payment of any dividend, or (c) stockholders for any other purpose, the board of directors may fix in advance a date as the record date for any such determination of stockholders, such date in any case to be not more than sixty days and not less than ten days, or in the case of a merger or consolidation not less than twenty days, prior to the date on which the particular action requiring such determination of stockholders is to be taken.

     Section 7.     Quorum.  The holders of not less than one-third of the stock
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issued  and  outstanding  and  entitled  to  vote  thereat, present in person or represented by proxy, shall be requisite and shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute, by the certificate of incorporation or by these bylaws. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the chairman of the meeting shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted that might have been transacted at the meeting as originally notified.

     When a quorum is present at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which by express provision of the statutes or of the certificate of incorporation or of these bylaws, a different vote is required in which case such express provision shall govern and control the decision of such question.

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     Section  8.     Qualification  of Voters.  The board of directors may fix a
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day  and  hour  not  more  than sixty nor less than ten days prior to the day of holding any meeting of stockholders as the time as of which the stockholders entitled to notice of and to vote at such a meeting shall be determined. Only those persons who were holders of record of voting stock at such time shall be entitled to notice of and to vote at such meeting.

     Section  9.     Procedure.  The  order of business and all other matters of
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procedure  at  every meeting of stockholders shall be determined by the chairman of the meeting. The board of directors shall appoint two or more inspectors of election to serve at every meeting of stockholders at which directors are to be elected.

                                  ARTICLE III.

                                    Directors

     Section  1.     Number,  Election  and  Terms.  Except  as  otherwise fixed
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pursuant to the provisions of Article Fourth of the certificate of incorporation relating to the rights of the holders of any class or series of stock having a preference over the common stock as to dividends or upon liquidation to elect additional directors under specified circumstances, the number of directors shall be a minimum of three and fixed from time to time by the board of directors. The directors, other than those who may be elected by the holders of any class or series of stock having a preference over the common stock as to dividends or upon liquidation, shall be classified, with respect to the time for which they severally hold office, into three classes, as near equal in number as possible, as determined by the board of directors, one class to hold office initially for a term expiring at the annual meeting of stockholders to be held in 2003, another class to hold office initially for a term expiring at the annual meeting of stockholders to be held in 2004 and another class to hold office initially for a term expiring at the annual meeting of stockholders to be held in 2005, with the members of each class to hold office until their successors are elected and qualified. At each annual meeting of stockholders, the successors of the class of directors whose term expires at that meeting shall be elected to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election.

     The term the "entire board" as used in these bylaws means the total number of directors that the Corporation would have if there were no vacancies.

     Subject to the rights of holders of any class or series of stock having a preference over the common stock as to dividends or upon liquidation, nominations for the election of directors may be made by the board of directors or a committee appointed by the board of directors or by any stockholder entitled to vote in the election of directors generally. However, any stockholder entitled to vote in the election of directors generally may nominate one or more persons for election as directors at a meeting only if written notice of such stockholder's intent to make such nomination or nominations has been given, either by personal delivery or by United States mail, postage prepaid, to the secretary of the Corporation not later than (a) with respect to

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an  election to be held at an annual meeting of stockholders, one hundred twenty
(120) days nor earlier than one hundred fifty (150) days prior to the anniversary date of the immediately preceding annual meeting, and (b) with respect to an election to be held at a special meeting of stockholders for the election of directors, the close of business on the tenth day following the date on which notice of such meeting is first given to stockholders. Each such notice shall set forth: (a) the name and address of the stockholder who intends to make the nomination and of the person or persons to be nominated; (b) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons, naming such person or persons, pursuant to which the nomination or nominations are to be made by the stockholder; (d) such other information regarding each nominee proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission; and (e) the consent of each nominee to serve as a director of the Corporation if so elected. The chairman of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.

     Section  2.     Newly  Created  Directorships  and  Vacancies.  Except  as
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otherwise  fixed pursuant to the provisions of Article Fourth of the certificate of incorporation relating to the rights of the holders of any class or series of stock having a preference over the common stock as to dividends or upon liquidation to elect directors under specified circumstances, newly created directorships resulting from any increase in the number of directors and any vacancies on the board of directors resulting from death, resignation, disqualification, removal or other cause shall be filled solely by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the board of directors. Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the class of directors to which such director's predecessor shall have been elected and qualified. No decrease in the number of directors constituting the board of directors shall shorten the term of any incumbent director.

     Section  3.     Removal.  Subject  to  the rights of any class or series of
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stock  having  a  preference  over  the  common  stock  as  to dividends or upon liquidation to elect directors under specified circumstances, any director may be removed from office only for cause and only by the affirmative vote of the holders of 80% of the combined voting power of the then outstanding shares of stock entitled to vote generally in the election of directors, voting together as a single class.

     Section  4.     Regular  Meetings.  Regular  meetings  of  the  board  of
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directors  shall  be  held at such times and place as the board of directors may from  time  to  time  determine.

     Section  5.     Special  Meetings.  Special  meetings  of  the  board  of
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directors may be called by or at the request of the chairman or the president or by an officer of the Corporation upon the request of a majority of the entire board. The person or persons authorized to call special meetings of the board of directors may fix any place, either within or without Delaware, as the place for holding any special meeting of the board of directors called by them.

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     Section  6.     Notice.  Notice  of  regular  meetings  of  the  board  of
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directors  need  not  be given.  Notice of every special meeting of the board of directors shall be given to each director at his usual place of business, or at such other address as shall have been furnished by him for the purpose. Such notice shall be given at least twenty-four hours before the meeting by telephone, by personal delivery, by commercial courier, by mail or by facsimile transmission. Such notice need not include a statement of the business to be transacted at, or the purpose of, any such meeting.

     Section  7.     Quorum.  A  majority of the entire Board shall constitute a
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quorum for the transaction of business at any meeting of the board of directors, provided, that if less than a majority of the entire board is present at said meeting, a majority of the directors present may adjourn the meeting from time to time until a quorum is obtained without further notice. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the board of directors unless the act of a greater number is required by the certificate of incorporation or the bylaws of the Corporation.

     Section 8.     Compensation.  Directors who are also full time employees of
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the  Corporation  shall  not  receive  any  compensation  for  their services as directors but they may be reimbursed for reasonable expenses of attendance. By resolution of the board of directors, all other directors may receive either an annual fee or a fee for each meeting attended, or both, and expenses of attendance, if any, at each regular or special meeting of the board of directors or of a committee of the board of directors; provided, that nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

     Section  9.     Committees.  The  board  of  directors  may,  by resolution
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passed by a majority of the entire board, designate one or more committees, each committee to consist of two or more of the directors of the Corporation, which, to the extent provided in the resolution, shall have and may exercise the powers of the board of directors in the management of the business and affairs of the Corporation and may authorize the seal of the Corporation to be affixed to all papers which may require it. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the board of directors. Each committee shall keep regular minutes of its meetings and report the same to the board of directors when required.

     Section  10.     Chairman.  The  chairman  shall preside at all meetings of
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the stockholders and the board of directors.  He shall perform such other duties as  may  be  prescribed  by  the  board  of  directors.

     Section  11.     Vice-Chairman.  The vice-chairman (if elected by the board
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of  directors) shall, in the absence of the chairman, preside at all meetings of the stockholders and the board of directors. He shall perform such other duties as may be prescribed by the board of directors and by the chief executive officer if he does not have that position.

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     Section  12.     Director  Emeritus.  The  Board  of  Directors  may  by
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resolution  appoint  any  former  director  who  has  retired  from the Board of
Directors as a Director Emeritus. Directors Emeritus may, but are not required to, attend all meetings (regular and special) of the Board of Directors and will receive notice of such meetings; however, they shall not have the right to vote and they shall be excluded from the number of directors for quorum and other purposes. Directors Emeritus shall be appointed for one year terms and may be reappointed for up to two additional one year terms.

                                   ARTICLE IV.

                                    Officers

     Section  1.     Number.  The  officers  of  the  Corporation  shall  be  a
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president,  an  executive vice president (if elected by the board of directors), one or more vice presidents (the number thereof to be determined by the board of directors), a treasurer, a secretary and such other officers as may be elected in accordance with the provisions of this Article.

     Section  2.     Election  and  Term  of  Office.  The  officers  of  the
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Corporation  shall  be  elected  annually by the board of directors at the first meeting of the board of directors held after each annual meeting of stockholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as convenient. Vacancies may be filled or new offices created and filled at any meeting of the board of directors. Each officer shall hold office until his successor shall have been duly elected and shall have qualified or until his death or until he shall resign or shall have been removed in the manner hereinafter provided.

     Section  3.     Removal.  Any  officer or agent elected or appointed by the
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board  of  directors  may  be  removed by the board of directors whenever in its judgment the best interests of the Corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

     Section  4.     Vacancies.  A  vacancy  in  any  office  because  of death,
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resignation,  removal, disqualification or otherwise, may be filled by the board of  directors  for  the  unexpired  portion  of  the  term.

     Section  5.     President.  The  president shall in general be in charge of
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all operations of the Corporation and shall direct and administer the activities of the Corporation in accordance with the policies, goals and objectives established by the chief executive officer and the board of directors. In the absence of the chief executive officer, the president shall assume his duties and responsibilities. In the absence of the chairman and vice-chairman he shall preside at all meetings of the stockholders and board of directors. He shall perform such other duties as may be prescribed by the board of directors and chief executive officer if he does not have that position.

     Section 6.     Chief Executive Officer.  The chief executive officer of the
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Corporation  shall be either the chairman, the vice-chairman or the president as determined by the board of directors.  The chief executive officer shall provide

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overall  direction  and  administration  of  the business of the Corporation, he shall interpret and apply the policies of the board of directors, establish basic policies within which the various corporate activities are carried out, guide and develop long range planning and evaluate activities in terms of objectives. He may sign (with the secretary or any other proper officer of the Corporation thereunto authorized by the board of directors) if such additional signature is necessary under the terms of the instrument document being executed or under applicable law, stock certificates of the Corporation, any deeds, mortgages, bonds, contracts, or other instruments except in cases where the signing and execution thereof shall be required by law to be otherwise signed or executed, and he may execute proxies on behalf of the Corporation with respect to the voting of any shares of stock owned by the Corporation. He shall have the power to (1) designate management committees of employees deemed essential in the operations of the Corporation, its divisions or subsidiaries, and appoint members thereof, subject to the approval of the board of directors; (2) appoint certain employees of the Corporation as vice presidents of one or several divisions or operations of the Corporation, subject to the approval of the board of directors, provided however, that any vice president so appointed shall not be an officer of the Corporation for any other purpose; and (3) appoint such other agents and employees as in his judgment may be necessary or proper for the transaction of the business of the Corporation and in general shall perform all duties incident to the office of chief executive.

     Section  7.     Executive Vice President.  The executive vice president (if
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elected  by  the  board of directors) shall report to either the chief executive officer or the president as determined in the corporate organization plan established by the board of directors. He shall direct and coordinate such major activities as shall be delegated to him by his superior officer in accordance with policies established and instructions issued by his superior officer, the chief executive officer, or the board of directors.

     Section  8.     Vice  President.  The  board  of directors may elect one or
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several  vice  presidents.  Each vice president shall report to either the chief executive officer, the chief operating officer or the executive vice president as determined in the corporate organization plan established by the board of directors. Each vice president shall perform such duties as may be delegated to him by his superior officers and in accordance with the policies established and instructions issued by his superior officer, the chief executive officer or the board of directors. The board of directors may designate any vice president as a senior vice president and a senior vice president shall be senior to all other vice presidents and junior to the executive vice president. In the event there is more than one senior vice president, then seniority shall be determined by and be the same as the annual order in which their names are presented to and acted on by the board of directors.

     Section  9.     The  Treasurer.  The  treasurer  shall  (a) have charge and
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custody  of  and be responsible for all funds and securities of the Corporation;
receive and give receipts for moneys due and payable to the Corporation from any source whatsoever, and deposit all such moneys in the name of the Corporation in such banks, trust companies or other depositories as shall be selected by the Corporation; (b) in general perform all the duties incident to the office of treasurer and such other duties as from time to time may be assigned to him by the chief executive officer, chief operating officer or by the board of directors. If required by the board of directors, the treasurer shall give a bond for the faithful discharge of his duties in such sum and with such surety or sureties as the board of directors shall determine.

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     Section  10.     The  Assistant Treasurer.  The assistant treasurer (or, if
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more  than one, the assistant treasurers) shall, in the absence or disability of the treasurer, perform the duties and exercise the powers of the treasurer and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

     Section  11.     The Secretary.  The secretary shall:  (a) keep the minutes
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of  the  stockholders' and the board of directors' meetings in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these bylaws or as required by law; (c) be custodian of the corporate records and of the seal of the Corporation and see that the seal of the corporation is affixed to all stock certificates prior to the issue thereof and to all documents, the execution of which on behalf of the Corporation under its seal is duly authorized in accordance with the provisions of these bylaws or as required by law; (d) be custodian of the corporate records and of the seal of the Corporation and see that the seal of the Corporation is affixed to all stock certificates prior to the issue thereof and to all documents, the execution of which on behalf of the Corporation under its seal is duly authorized in accordance with the provisions of these bylaws; (e) keep a register of the post office address of each stockholder which shall be furnished to the secretary by such stockholder; (f) sign with the chairman, president, or a vice president, stock certificates of the Corporation, the issue of which shall have been authorized by resolution of the board of directors; (g) have general charge of the stock transfer books of the Corporation; (h) in general perform all duties incident to the office of secretary and such other duties as from time to time may be assigned to him by the chief executive officer, chief operating officer or by the board of directors.

     Section  12.     The  Assistant Secretary.  The assistant secretary (or, if
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more  than one, the assistant secretaries) shall in the absence or disability of the secretary, perform the duties and exercise the powers of the secretary and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

                                   ARTICLE V.

                                   Fiscal Year

     The fiscal year of the Corporation shall begin on the first day of January in each year and end on the thirty-first day of December in each year.

                                   ARTICLE VI.

                                      Seal

     The board of directors shall provide a corporate seal which shall be in the form of a circle and shall have inscribed thereon the name of the Corporation and the words "Corporate Seal, Delaware".

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                                  ARTICLE VII.

                                Waiver of Notice

     Whenever any notice whatsoever is required to be given under the provisions of these bylaws or under the provisions of the certificate of incorporation or under the provisions of the laws of the state of Delaware, waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

                                  ARTICLE VIII.

                                   Amendments

     Subject to the provisions of the certificate of incorporation, these bylaws may be altered, amended or repealed at any regular meeting of the stockholders, or at any special meeting of stockholders duly called for that purpose, by a majority vote of the shares represented and entitled to vote at such meeting; provided that in the notice of such special meeting notice of such purpose shall be given. Subject to the laws of the State of Delaware, the certificate of incorporation and these bylaws, the board of directors may by a majority vote of those present at any meeting at which a quorum is present amend these bylaws, or enact such other bylaws as in their judgment may be advisable for the regulation of the conduct of the affairs of the Corporation.

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